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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 6 to Registration Statement No. 333-41552 of Tality Corporation on Form S-1 of our report dated January 15, 1999 (August 3, 1999 as to Note 11), relating to the consolidated financial statements of Diablo Research Company LLC and Subsidiary for the years ended December 31, 1997 and 1998, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



DELOITTE & TOUCHE LLP

San Jose, California
October 4, 2000